Exhibit 10.2

CONVERTIBLE BOND AGREEMENT

Date:	Thursday, 25 May 2017

PARTIES:

Lender:	Kayam Consulting (corporation) (“Lender”) hereby irrevocably promises and agrees to pay to the order of;

Company:
American-Swiss Capital Inc,  a Delaware company listed on the OTC Exchange (“Debtor”), or at such other place as set forth herein or as designated in writing by the Holder (as defined below) hereof, in lawful money of the United States of America, the principal sum

Principal Sum:	Ten Thousand Dollars ($10,000.00) (the “Principal Sum”), in connection therewith, all in accordance with the terms and conditions set forth below.

Interest:	10% Per Annum

Interest Payments Schedule:	Yearly (at the end of the Bond period, together with principal amount

1.            Debtor shall pay the entire outstanding balance of this Bond in the amount of Eleven Thousand Dollars ($11,000.00), which shall include the Principal Sum and the Interest and all other fees and charges accrued and unpaid hereunder, no later than 5:00 p.m., New York EST time, on 1st September 2017 (as such payment date may be adjusted hereunder pursuant to the following subsection, the “Maturity Date”).

I. $11,000 to be paid on 1st September 2017

Assignment:
2.             Debtor may sell, assign, transfer, pledge or hypothecate this Convertible Bond (this “Bond”) and any or all of its rights and remedies hereunder at any time, with or without notice to the Lender, to any person or entity.  Debtor and its successors and assigns under this Bond are sometimes referred to herein as the “Holder.”

Pre-payment:
3.            Debtor may prepay any amount due hereunder, in whole or in part, at any time without penalty or premium for such early payment.  Debtor shall also be entitled to offset against this Bond any amount owed by Debtor to Lender, including without limitation any losses or expenses actually incurred by Lender as a result of a breach by Debtor of any of its obligations between Debtor and Lender.

Repayment
Default:
4.             If (a) any payment or delivery required by this Bond is not made when due hereunder, or any obligation or covenant undertaken by Debtor hereunder is not performed or observed as and when required hereby, (b) Debtor defaults in the performance of any obligation evidenced by this Bond, (c) any representation or warranty made by Debtor in this Bond or any other instrument, agreement or document delivered by Debtor or any other party for Debtor’s benefit in connection herewith proves to have been materially false or inaccurate when made, (d) any event of default occurs under any instrument securing the obligations evidenced by this Bond, or (e) Debtor files an assignment for the benefit of creditors or for relief under any provisions of the Bankruptcy Code, or suffers an involuntary petition in bankruptcy or receivership to be filed and not vacated within 30 days, then the Holder may at its sole option consider the entire unpaid principal balance and accrued but unpaid interest hereunder at once become due and payable without notice (time being the essence hereof).  The exercise or failure to exercise such remedy shall not constitute a waiver of the right to exercise such remedy or preclude the exercise of any other remedy in the event of any subsequent default, event or circumstance that gives rise to such right of acceleration.

Email: info@as-capital.com	Address: Suite 430, 1110 Brickell Ave,
Web: www.as-capital.com	Miami, FL 33131
Ph: +1 305 853 8178	USA

Penalties:
5.            In the event Debtor fails to make a payment under this Bond on the due date therefore or otherwise defaults in any obligation under this Bond, all amounts owing and past due hereunder, including without limitation principal (whether by acceleration or in due course), interest, late fees and other charges, shall, if permitted by applicable law, bear interest at the rate of twenty four percent (24%) per annum both before and after judgment.

6.             In the event that any payment under this Bond is not made at the time and in the manner required (whether before or after maturity), Debtor agrees to pay any and all costs and expenses (regardless of the particular nature thereof and whether incurred before or after the initiation of suit or before or after judgment) which may be incurred by Holder in connection with the enforcement of any of its rights under this Bond, including, but not limited to, attorneys’ fees and all costs and expenses of collection.

7.            All amounts paid by Debtor in respect of amounts due hereunder shall be applied by Holder in the following order of priority:  (a) amounts due and payable, if any, pursuant to Paragraph 7 above, (b) interest due and payable hereunder, and (c) the outstanding principal balance hereof.

Warranties:
8.            Debtor, on behalf of itself and all sureties, guarantors, and endorsers hereof, if any, hereby waives presentment for payment, demand, and notice of dishonour and non-payment of this Bond, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Holder with respect to the payment or other provisions of this Bond, and to the release of any security, or any part thereof, with or without substitution.

9.            The failure of Holder in any one or more instances to insist upon strict performance of any of the terms and provisions of this Bond, or to exercise any option conferred herein shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms, provisions or options on any future occasion.

Governing Law:
10.            This Bond is delivered in the State of Florida and shall be governed by and construed in accordance with the laws of said State, without giving effect to any conflict of laws provisions.  This Bond shall bind the successors and assigns of Debtor and shall inure to benefit of the successors and assigns of Lender.

General:
11.            This Bond constitutes the entire understanding and agreement between the parties with regard to the subject matters hereof and thereof, and supersedes and replaces any prior understanding or agreement, oral or written, relating to such subject matters.

Conversion:
12.            Lender maintains the right to convert the principal sum and the interest on the loan into shares in American-Swiss Capital Inc. and/or any potential/future mergers, joint ventures that American-Swiss Capital Inc enters into at the agrees rate of;

Strike Price:	$1.00 Per share.

Email: info@as-capital.com	Address: Suite 430, 1110 Brickell Ave,
Web: www.as-capital.com	Miami, FL 33131
Ph: +1 305 853 8178	USA

Further
Assurances:
13.            In the event that American-Swiss Capital Inc. defaults on payment of the principal and interest amount, ($11,000) the (Lender) reserves the right to take a lean on American-Swiss Capital Inc, including all/any assets, shares, Patents, Intellectual Property of American-Swiss Capital Inc.

14.            If any of the following events occur, this Note and any other obligations of the Debtor to the Lender, shall become due immediately, without demand or notice:

1)     The failure of the Debtor to pay the principal and any accrued interest in full on or before the Due Date;
2)     The death of the Debtor or Creditor;
3)     The filing of bankruptcy proceedings involving the Debtor or Lender;
4)     The application for the appointment of a receiver for the Debtor;
5)     The making of a general assignment for the benefit of the Debtor’s creditors;
6)     The insolvency of the Debtor;
7)     A misrepresentation by the Debtor to the Lender for the purpose of obtaining or extending credit.

Signatures:	IN WITNESS WHEREOF, Debtor has executed this Note on or as of the day and year first above written.

Debtor by:	Name:	American-Swiss Capital, Inc.

	Signed:	/s/ John Karatzaferis

	Name:	John Karatzaferis
	Title:	President & CEO

Company Stamp:

Lender by:	Name:	Kayam Consulting

	Signed:	/s/ Bassam Hammad
	Name:	Mr Bassam Hammad

Company Stamp: (if required)

Email: info@as-capital.com	Address: Suite 430, 1110 Brickell Ave,
Web: www.as-capital.com	Miami, FL 33131
Ph: +1 305 853 8178	USA